UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2020 ( December 1, 2020)

AGREE REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation)

1-12928 (Commission file number)	38-3148187 (I.R.S. Employer Identification No.)

70 E. Long Lake Road Bloomfield Hills, MI (Address of principal executive offices)	48304 (Zip code)

(Registrant’s telephone number, including area code) (248) 737-4190

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	ADC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 1, 2020, the Board of Directors (the “Board”) of the Company voted to increase the size of the Board to ten members and voted to appoint Karen J. Dearing to the Board to fill the vacancy created by the increase in Board size, effective December 1, 2020. Ms. Dearing will stand for election at the Company’s 2021 Annual Meeting of Stockholders.

Ms. Dearing will also serve on the Audit Committee of the Board. The Board has determined that Ms. Dearing is independent in accordance with the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines, and that she otherwise meets all applicable requirements to serve on the Board and the Audit Committee, including the rules and regulations of the Securities and Exchange Commission (“SEC”). In addition, the Board has determined that Ms. Dearing qualifies as an “audit committee financial expert” pursuant to SEC rules and regulations.

Ms. Dearing currently serves as Chief Financial Officer and Executive Vice President at Sun Communities, Inc., a position she has held since 2008. In this role, she is responsible for the overall management of the information technology, accounting, tax and finance departments, and all internal and external financial reporting. Prior to becoming Chief Financial Officer and Executive Vice President, Ms. Dearing served as Senior Vice President from 2006 to 2008, Corporate Controller from 2002 to 2006 and Director of Finance from 1998 to 2002. Ms. Dearing has worked extensively on Sun Communities, Inc.’s accounting and finance matters related to its ground-up developments and expansions. Before joining Sun Communities, Inc., Ms. Dearing had over seven years of experience as the Financial Controller of a privately-owned automotive supplier and over four years of experience as a certified public accountant with Deloitte.

In connection with her appointment to the Board, Ms. Dearing will be compensated in accordance with the Company’s non-employee director compensation program.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press release, dated December 3, 2020, announcing the appointment of Ms. Dearing to the Board of the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGREE REALTY CORPORATION

By:	/s/ Clayton R. Thelen
Name: Clayton R. Thelen
Title: Chief Financial Officer and Secretary

Date: December 3, 2020